SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 11, 1996


                                W. R. GRACE & CO.
             (Exact name of registrant as specified in its charter)


     New York                     1-3720                      13-3461988
 (State or other              (Commission File               (IRS Employer
 jurisdiction of                  Number)                  Identification No.)
  incorporation)


            One Town Center Road, Boca Raton, Florida   33486-1010
            (Address of principal executive offices)    (Zip Code)


        Registrant's telephone number, including area code: 407/362-2000






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Item 5.           Other Events.


                  On March 11, 1996, W. R. Grace & Co. ("Company") announced that it had entered into a definitive agreement to sell its Dearborn water treatment and process chemicals business to Betz Laboratories, Inc. ("Betz") for $632 million. The transaction is expected to close in the second quarter of 1996.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           The following are filed as exhibits to this Report:

     -     Press release issued by the Company on March 11, 1996.

     - Grace Dearborn Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, between W. R. Grace & Co.-Conn., a subsidiary of the Company, and Betz.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                          W. R. GRACE & CO.
                                            (Registrant)


                                          By /s/Robert B. Lamm
                                                Robert B. Lamm
                                             Vice President and Secretary


Dated: March 27, 1996


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                                W. R. GRACE & CO.

                           Current Report on Form 8-K


                                  Exhibit Index


Exhibit No.    Description

   99.1        Press Release issued by the Company on March 11, 1996


   99.2 Grace Dearborn Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, between W. R. Grace & Co.- Conn., a subsidiary of the Company, and Betz

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